UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2005

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

A. M. Castle & Co.

Item 2.02 Results of Operation and Financial Condition

On Tuesday, November 1, 2005 the Company disseminated a press release, attached as Exhibit A, announcing the Company’s operational results for the Third Quarter ending September 30, 2005.

As part of the press release there is a bridge of non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. This reconciliation of EBITDA to Net income is for the Nine Months Ended September 30, 2005 and September 30, 2004.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company’s earnings.

Exhibits:
Correspondence - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
/s/ Lawrence A. Boik
Lawrence A. Boik
Vice President, Controller/Treasurer

Date: November 1, 2005

A. M. CASTLE & CO.

3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)

For Further Information:

———AT THE COMPANY———	——AT ASHTON PARTNERS——
G. Thomas McKane	Investors:
Chairman & C.E.O.	Katie Pyra
(847) 349-2502	(312) 553-6717
Email: tmkane@amcastle.com	Email: kpyra@ashtonpartners.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 1, 2005

A. M. Castle & Co.
Reports Third Quarter Results Earnings Increase 72% Over Prior Year;
Announces 2006 Expansion Plans

FRANKLIN PARK, IL, November 1st - A. M. Castle & Co. (AMEX: CAS), one of North America’s leading metals and plastics distributors, today reported for the quarter ended September 30, 2005, net earnings after tax of $10.0 million, a 72% increase over the prior year. Basic earnings per share for the same period were $0.63 ($0.56 diluted) as compared to $0.37 per share ($0.36 diluted) during the same quarter of the prior year. Sales for the third quarter 2005 increased 17.7% over the prior period to $234.6 million.
Year-to-date, net earnings were $34.7 million, a 154% increase over the prior year’s results. Sales for the nine-months ended September 30, 2005 were $731.7 million, an increase of 29.9% over the prior year.
"We are pleased with the results of the quarter as the Company continues its strong sales and earnings levels," said G. Thomas McKane, A. M. Castle’s Chairman and CEO. "Demand for our products from the durable goods manufacturing industry, our principle customer base, continues at a high level."
"Our debt, net of cash, position improved by $34 million during the quarter. As a result our debt-to-total capital is down to 33.1%," reported Larry Boik, A. M. Castle’s CFO. "In addition, we reduced our interest rate on long-term debt by 150 basis points," continued Boik.

m o r e . . . .

A. M. Castle & Co.
Add 1

Service Center Expansion
The Company also announced it will open a new service center in Northern Alabama and significantly expand its Montreal, Canada facility during the first half of 2006. "These investments increase our presence in two strong growth markets" stated Stephen Hooks, President of the Company’s Castle Metals business unit. "The new Alabama site along with our existing Charlotte, North Carolina operation will allow us to better serve the durable goods manufacturing growth occurring in the southeastern United States," stated Hooks. "Additionally, our Montreal facility will expand approximately 50%, in order to meet our Canadian customers expectations and growing market needs," continued Hooks.

Webcast Information
Shareholders and other interested parties are invited to listen to A. M. Castle’s conference call hosted by Mr. McKane and scheduled for 11:00 a.m. (EDT) today, Tuesday, November 1, 2005. Those interested may access the call at the Company’s website, http://www.amcastle.com, and it will also be available for 14 days following the call.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a specialty metals and plastics distribution company serving the North American market, principally within the producer durable equipment sector. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; aluminum; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 50 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

Safe Harbor Statement / Regulation G Disclosure
This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's reports on file with the Securities Exchange Commission.
more . . . .

A. M. Castle & Co.
Add 2

The financial statements included in this release contain a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, and interest expense (including discount on accounts receivable sold), less interest income. EBITDA is presented as a supplemental disclosure because this measure is widely used by the investment community for evaluation purposes and provides the reader with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. A reconciliation of EBITDA to net income is provided per U.S. Securities and Exchange Commission requirements.

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A. M. Castle & Co.
Add 3

CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data)	For the Three		For the Nine
Unaudited	Months Ended		Months Ended
	Sep 30		Sep 30
	2005	2004	2005	2004
Net sales	$234,551	$199,341	$731,721	$563,195
Cost of material sold	(163,956)	(142,033)	(512,706)	(398,378)
Gross margin	70,595	57,308	219,015	164,817

Plant and delivery expense	(27,920)	(23,665)	(81,635)	(70,667)
Sales, general, and administrative expense	(23,591)	(20,345)	(70,263)	(59,117)
Depreciation and amortization expense	(2,205)	(2,245)	(6,752)	(6,736)
Total operating expense	(53,716)	(46,255)	(158,650)	(136,520)

Operating income	16,879	11,053	60,365	28,297

Interest expense, net	(1,765)	(2,175)	(5,875)	(6,706)
Discount on sale of accounts receivable	(127)	(167)	(1,127)	(684)

Income before income tax and equity in joint venture	14,987	8,711	53,363	20,907

Income tax expense
Federal	(4,393)	(2,135)	(15,617)	(4,971)
State	(938)	(554)	(3,014)	(1,283)
Foreign	132	(819)	(1,377)	(2,201)
	(5,199)	(3,508)	(20,008)	(8,455)
Net income before equity in joint venture	9,788	5,203	33,355	12,452

Equity earnings of joint venture	817	1,458	3,342	3,197
Income taxes - joint venture	(321)	(574)	(1,314)	(1,259)
Net income	10,284	6,087	35,383	14,390

Preferred dividends	(240)	(240)	(720)	(720)
Net income applicable to common stock	$10,044	$5,847	$34,663	$13,670

Basic earnings per share	$0.63	$0.37	$2.18	$0.87
Diluted earnings per share	$0.56	$0.36	$1.96	$0.87

EBITDA *	$19,901	$14,756	$70,459	$38,230

*Earnings before interest, discount on sale of accounts receivable, taxes, depreciation and amortization
Reconciliation of EBITDA to net income:	For the Three		For the Nine
	Months Ended		Months Ended
	Sept 30		Sept 30
	2005	2004	2005	2004
Net income	$10,284	$6,087	$35,383	$14,390
Depreciation and amortization	2,205	2,245	6,752	6,736
Interest, net	1,765	2,175	5,875	6,706
Discount on accounts receivable sold	127	167	1,127	684
Provision from income taxes	5,199	3,508	20,008	8,455
Provision from income taxes - joint venture	321	574	1,314	1,259
EBITDA	$19,901	$14,756	$70,459	$38,230

m o r e . . . .

A. M. Castle
Add 4

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)	As of
Unaudited*	Sep 30	Dec. 31	Sep 30
	2005	2004	2004
ASSETS
Current assets
Cash and equivalents	$11,956	$3,106	$5,435
Accounts receivable, less allowances of $1,937 in September 2005, $1,760 in December 2004, and $423 in September 2004	116,497	80,323	99,073
Inventories (principally on last-in, first-out basis) (latest cost higher by approximately $97,432 in September 2005, $92,500 in December 2004, and $79,569 in September 2004)	117,698	135,588	121,297
Income tax receivable	144	169	310
Assets held for sale	-	995	995
Other current assets	6,662	7,325	7,926
Total current assets	252,957	227,506	235,036
Investment in joint venture	10,149	8,463	7,024
Goodwill	32,296	32,201	31,959
Pension assets	41,275	42,262	42,216
Other assets	4,748	7,586	7,517
Assets held for sale	995	-	-
Property, plant and equipment, at cost
Land	4,772	4,771	4,768
Building	45,719	45,514	47,255
Machinery and equipment	127,513	124,641	121,092
	178,004	174,926	173,115
Less - accumulated depreciation	(114,848)	(109,928)	(107,528)
	63,156	64,998	65,587
Total assets	$405,576	$383,016	$389,339

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$85,161	$93,342	$102,893
Accrued liabilities and deferred gains	27,441	23,016	23,990
Current and deferred income taxes	8,076	4,349	2,954
Current portion of long-term debt	16,390	11,607	11,676
Total current liabilities	137,068	132,314	141,513
Long-term debt, less current portion	67,374	89,771	89,450
Deferred income taxes	21,484	19,668	19,942
Deferred gain on sale of assets	5,826	6,465	6,673
Minority interest	1,419	1,644	1,268
Postretirement benefits obligations	3,083	2,905	2,834
Stockholders' equity
Preferred stock, no par value - 10,000,000 shares authorized; 12,000 shares issued and outstanding	11,239	11,239	11,239
Common stock, $0.01 par value - authorized 30,000,000 shares; issued and outstanding 15,981,952 at September 2005, 15,806,366 at December 2004, and 15,796,437 at September 2005	160	159	159
Additional paid in capital	40,922	35,082	35,025
Earnings reinvested in the business	117,064	82,400	80,147
Accumulated other comprehensive income	2,631	1,616	1,350
Other - deferred compensation	-	(2)	(16)
Treasury stock, at cost - 219,748 shares at September 2005, 62,065 shares at December 2004, and 59,260 shares at September 2004	(2,694)	(245)	(245)
Total stockholders' equity	169,322	130,249	127,659
Total liabilities and stockholders' equity	$405,576	$383,016	$389,339

more . . .

A. M. Castle
Add 5

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)	For the Nine Months
Unaudited	Ended September 30
	2005	2004

Cash flows from operating activities:
Net income	$35,383	$4,390
Adjustments to reconcile net income to net cash from operating activities

Depreciation and amortization	6,752	6,736
Amortization of deferred gain	(639)	(631)
Equity in earnings from joint venture	(3,342)	(3,197)
Deferred income taxes	241	1,367
Non-cash pension and postretirement benefit expense	1,685	315
Deferred stock compensation expense	2,796	-
Other	(390)	643
Increase (decrease) from changes in:
Accounts receivable sold (purchased)	(16,500)	(8,000)
Accounts receivable	(19,276)	(35,224)
Inventory	18,205	(1,905)
Accounts payable and accrued liabilities	(3,781)	38,875
Other current assets	316	(953)
Income taxes payable	5,265	3,080
Net cash from operating activities	26,715	15,495

Cash flows from investing activities:
Investments and acquisitions, net of cash acquired	(236)	(1,744)
Dividends from joint venture	1,705	624
Capital expenditures	(4,784)	(3,419)
Collection of note receivable	2,639	-
Net cash from investing activities	(676)	(4,539)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,000	-
Repayment of long-term debt	(21,542)	(7,337)
Preferred stock dividend	(720)	(720)
Other	597	(85)
Net cash from financing activities	(17,665)	(8,142)

Effect of exchange rate changes on cash	476	166

Net increase in cash	8,850	2,980

Cash - beginning of year	$3,106	$2,455
Cash - end of period	$11,956	$5,435